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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated, and (Form S-3 Nos. 333-92119, 333-32586, and 333-38560) of HomeSeekers.com, Incorporated and in the related Prospectuses of our report dated September 11, 2000 with respect to the consolidated financial statements of HomeSeekers.com, Incorporated included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000.


                                                               ERNST & YOUNG LLP


Reno, Nevada
October 3, 2000